Exhibit 99.1

Advent Software Reports First Quarter 2013 Results

Company Achieves Record Profits and Strong First Quarter Bookings of $8.7 Million

SAN FRANCISCO — April 29, 2013 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the first quarter ended March 31, 2013.

“Advent had a great start to the year, with strong bookings and record operating margin,” said Pete Hess, Chief Executive Officer at Advent. “Our focus is to help investment managers thrive by being the best at what our clients expect.  Our efforts to accelerate the value we deliver to our clients are being recognized by the market as evidenced by our strong results this quarter.”

FIRST QUARTER 2013 RESULTS

GAAP Results for Continuing Operations

The Company reported quarterly revenue of $92.5 million for the first quarter of 2013, compared to $86.9 million in the first quarter of 2012, a 6% increase.

Operating income for the first quarter of 2013 was $16.2 million, or 17.5% of revenue, compared to $11.8 million or 13.6% of revenue for the first quarter of 2012.

Net income for the first quarter of 2013 was $12.1 million compared to $7.3 million in the first quarter of 2012, a 65% increase.

On a fully diluted basis, earnings per share in the first quarter of 2013 were $0.23 compared to $0.14 in the first quarter of 2012, a 67% increase.

Operating cash flow in the first quarter of 2013 was $17.2 million, compared with $13.6 million in the first quarter of 2012, a 27% increase.

Cash, cash equivalents and marketable securities totaled $247 million as of March 31, 2013, compared to $231 million as of December 31, 2012, a 7% increase. Total outstanding debt as of March 31, 2013 was $93 million compared to $95 million as of December 31, 2012. Total deferred revenue as of March 31, 2013 was $177 million, compared to $183 million as of December 31, 2012.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the first quarter of 2013 was $26.4 million, or 28.5% of revenue. This represents a 34% increase over the same period last year.  On a fully diluted basis, non-GAAP earnings per share were $0.32 in the first quarter of 2013 and represent a 36% increase from non-GAAP diluted earnings per share of $0.24 in the first quarter of 2012. Adjusted EBITDA was $27.8 million for the first quarter of 2013, a 19% increase compared to $23.3 million over the same period in 2012.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FIRST QUARTER HIGHLIGHTS

•                  Record First Quarter Bookings with Strong Renewals:  The Annual Contract Value (ACV) of our new contract bookings in the first quarter of 2013 will contribute $8.7 million in annual revenue once the contracts are fully implemented and represent a 17% increase from the first quarter of 2012.  The initial renewal rate for the fourth quarter of 2012 was 91%. The renewal rate from the third quarter of 2012 increased by two points to 96% as additional cash was collected.

•                  Client Success: Advent had a strong first quarter, with a number of existing clients expanding their relationship with Advent, including Gramercy Funds Management, and many noteworthy new clients around the world, including Investec, Qant Edge, SinoPac Securities, and Welch, Hornsby, & Welch.

•                  Award-Winning Solutions & Company: Advent continues to win accolades globally. Advent was awarded “Excellence in Alternative Investments” in the category of “Technology Provider” during the 3rd annual International Alternative Investment Review (IAIR) Hedge Fund Awards, which took place in Hong Kong.  Advent was also named “Best Portfolio Management and Accounting Systems” by Markets Media at the inaugural 2013 Markets Choice Awards.  Additionally, for the seventh year in a row, Advent has been named one of the Best Places to Work in the Bay Area by the San Francisco Business Times.

FINANCIAL GUIDANCE

Advent updates the following financial revenue guidance for the second quarter and operating margin guidance for fiscal year 2013:

Guidance	Q2 2013	FY 2013
Total Revenue ($M)	$93-$95	$373-$379
GAAP Operating Margin (% of revenue)	n/a	18.0-18.5%
Amortization of Intangibles (% of revenue)	n/a	3.0%
Stock Compensation Expense (% of revenue)	n/a	6.0%
Restructuring Charges (% of revenue)	n/a	0.5%
Non-GAAP Operating Margin (% of revenue)	n/a	27.5 - 28.0%
GAAP Effective Tax Rate (% of Income Before Tax)	n/a	30% - 35%
Non-GAAP Effective Tax Rate (% of Income Before Tax)	n/a	35%
Operating Cash Flow ($M)	n/a	$93 - $97
Capital Expenditures ($M)	n/a	$10 - $12

INVESTOR CALL

Advent Software, Inc. will host its Q1 2013 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q1 2013 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial (866) 515-2911 and request conference ID #63438590.  Telephone replay will be available through midnight May 6, 2013.  The replay number for domestic callers is (888) 286-8010, and for international callers is (617) 801-6888, with the conference ID of #63296730.

The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in more than 60 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, and any other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva®, and Moxy® products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses, such as Syncova Solutions Limited and Black Diamond Performance Reporting LLC, and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2012 Annual Report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo and Advent Software are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

CONTACT
Media Contact:
Amanda Diamondstein-Cieplinska

Advent Software, Inc.
(415) 645-1668

adiamond@advent.com

Investor Relations Contact:
Heidi Flaherty
Advent Software, Inc.
(415) 645-1145
flaherty@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	March 31	December 31
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$76,122	$58,217
Short-term marketable securities	108,620	111,192
Accounts receivable, net	55,481	61,069
Deferred taxes, current	18,928	18,934
Prepaid expenses and other	26,693	25,868
Current assets of discontinued operation	88	88
Total current assets	285,932	275,368
Property and equipment, net	35,156	37,269
Goodwill	204,314	206,932
Other intangibles, net	34,210	38,205
Long-term marketable securities	61,837	61,552
Deferred taxes, long-term	22,509	24,524
Other assets	12,548	12,994
Noncurrent assets of discontinued operation	1,609	1,609

Total assets	$658,115	$658,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,267	$5,190
Accrued liabilities	31,825	37,096
Deferred revenues	169,356	174,388
Income taxes payable	4,058	5,593
Current portion of long-term debt	10,000	10,000
Current liabilities of discontinued operation	319	262
Total current liabilities	219,825	232,529
Deferred revenues, long-term	8,055	8,787
Long-term income taxes payable	5,335	5,335
Long-term debt	82,500	85,000
Other long-term liabilities	12,504	13,139
Noncurrent liabilities of discontinued operation	3,619	3,804

Total liabilities	331,838	348,594

Stockholders’ equity:
Common stock	508	505
Additional paid-in capital	461,599	453,585
Accumulated deficit	(142,226)	(154,261)
Accumulated other comprehensive income	6,396	10,030
Total stockholders’ equity	326,277	309,859

Total liabilities and stockholders’ equity	$658,115	$658,453

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended March 31
	2013	2012

Net revenues:
Recurring revenues	$84,483	$78,720
Non-recurring revenues	8,007	8,184

Total net revenues	92,490	86,904

Cost of revenues (1):
Recurring revenues	16,412	16,926
Non-recurring revenues	9,568	9,668
Amortization of developed technology	2,499	2,541

Total cost of revenues	28,479	29,135

Gross margin	64,011	57,769

Operating expenses (1):
Sales and marketing	17,204	18,446
Product development	16,962	16,799
General and administrative	10,360	9,669
Amortization of other intangibles	957	956
Restructuring charges	2,315	104

Total operating expenses	47,798	45,974

Income from continuing operations	16,213	11,795
Interest and other income (expense), net	(303)	(172)

Income from continuing operations before income taxes	15,910	11,623
Provision for income taxes	3,853	4,306

Net income from continuing operations	$12,057	$7,317

Discontinued operation:
Net loss from discontinued operation (net of applicable taxes of $(15) and $(15), respectively)	(22)	(23)

Net income	$12,035	$7,294

Basic net income (loss) per share (2):
Continuing operations	$0.24	$0.14
Discontinued operation	(0.00)	(0.00)
Total operations	$0.24	$0.14

Diluted net income (loss) per share (2):
Continuing operations	$0.23	$0.14
Discontinued operation	(0.00)	(0.00)
Total operations	$0.23	$0.14

Weighted average shares used to compute net income per share:
Basic	50,563	51,024
Diluted	52,598	53,363

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$488	$585
Cost of non-recurring revenues	382	331
Total cost of revenues	870	916

Sales and marketing	1,523	1,657
Product development	1,326	1,460
General and administrative	1,298	856
Total operating expenses	4,147	3,973

Total stock-based employee compensation expense	$5,017	$4,889

(2) Net income per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31
	2013	2012
Cash flows from operating activities:
Net income	$12,035	$7,294
Adjustment to net income for discontinued operation net loss	22	23
Net income from continuing operations	12,057	7,317

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	5,017	4,889
Excess tax benefit from stock-based compensation	(403)	(1,493)
Depreciation and amortization	6,400	6,377
Amortization of debt issuance costs	98	95
Provision for doubtful accounts	219	52
Provision for sales reserves	68	497
Deferred income taxes	1,724	(27)
Other	(45)	(151)
Effect of statement of operations adjustments	13,078	10,239
Changes in operating assets and liabilities:
Accounts receivable	5,368	2,471
Prepaid and other assets	204	(1,264)
Accounts payable	(953)	434
Accrued liabilities	(5,600)	(8,325)
Deferred revenues	(5,833)	(1,029)
Income taxes payable	(1,131)	3,746
Effect of changes in operating assets and liabilities	(7,945)	(3,967)

Net cash provided by operating activities from continuing operations	17,190	13,589

Cash flows from investing activities:
Cash used in acquisitions, net of cash acquired	—	(700)
Purchases of property and equipment	(959)	(1,951)
Capitalized software development costs	—	(342)
Purchases of marketable securities	(39,715)	(33,595)
Sales and maturities of marketable securities	41,371	34,224

Net cash provided by (used in) investing activities from continuing operations	697	(2,364)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	3,492	1,267
Withholding taxes related to equity award net share settlement	(896)	(782)
Repurchase of common stock	—	(6,788)
Repayment of debt	(2,500)	(1,250)
Excess tax benefits from stock-based compensation	403	1,493

Net cash provided by (used in) financing activities from continuing operations	499	(6,060)

Net cash transferred to discontinued operation	(151)	(142)

Effect of exchange rate changes on cash and cash equivalents	(330)	280

Net change in cash and cash equivalents from continuing operations	17,905	5,303
Cash and cash equivalents of continuing operations at beginning of period	58,217	65,525

Cash and cash equivalents of continuing operations at end of period	$76,122	$70,828

	Three Months Ended March 31
	2013	2012
Supplemental disclosure of cash flow information
Cash flows from discontinued operation:
Net cash used in operating activities	$(151)	$(142)
Net cash provided by investing activities	—	—
Net cash transferred from continuing operations	151	142
Net change in cash and cash equivalents from discontinued operation	—	—
Cash and cash equivalents of discontinued operation at beginning of period	—	—
Cash and cash equivalents of discontinued operation at end of period	$—	$—

The cash flows from the discontinued operation, as presented in the condensed consolidated statement of cash flows, relate to the operations of MicroEdge, Inc.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations’ gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, income, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$64,011	69.2%	$57,769	66.5%
Amortization of acquired intangibles	1,898		1,896
Stock-based compensation	870		916
Non-GAAP gross margin	$66,779	72.2%	$60,581	69.7%

GAAP operating income	$16,213	17.5%	$11,795	13.6%
Amortization of acquired intangibles	2,855		2,852
Stock-based compensation	5,017		4,889
Restructuring charges	2,315		104
Non-GAAP operating income	$26,400	28.5%	$19,640	22.6%

GAAP net income	$12,057		$7,317
Amortization of acquired intangibles	2,855		2,852
Stock-based compensation	5,017		4,889
Restructuring charges	2,315		104
Income tax adjustment (1)	(5,281)		(2,508)
Non-GAAP net income	$16,963		$12,654

GAAP net income	$12,057		$7,317
Net interest	458		460
Provision for income taxes	3,853		4,306
Depreciation expense	2,945		2,881
Amortization expense	3,455		3,496
Stock-based compensation	5,017		4,889
Adjusted EBITDA	$27,785		$23,349

Diluted net income per share
GAAP	$0.23		$0.14
Non-GAAP	$0.32		$0.24

Shares used to compute diluted net income per share	52,598		53,363

(1)         The estimated non-GAAP effective tax rate was 35% for the three months ended March 31, 2013 and 2012, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF PROJECTED CONTINUING OPERATIONS’ GAAP OPERATING INCOME %

TO NON-GAAP OPERATING INCOME %

(Preliminary and unaudited)

Advent provides projections for the non-GAAP measure of its continuing operations’ operating income percentage. This non-GAAP measure excludes certain costs, expenses, gains and losses which we believe is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. Adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

Twelve Months Ending December 31, 2013
Continuing Operations
Operating Income %

Projected GAAP	18.0% to 18.5%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	3.0%
Projected stock-based compensation adjustment	6.0%
Projected restructuring charge adjustment	0.5%

Projected non-GAAP	27.5% to 28.0%